UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 28, 2017

DEL TORO SILVER CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52499	98-0515290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 North Carson Street, Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	530.416.0266

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 28, 2017, Del Toro Silver Corp. (the “Company”) entered into a Purchase and Sale Agreement with Comstock Resources Development LLC (the “Vendor”), pursuant to which the Company has agreed to purchase 100% of all right, title and interest in and to four (4) unpatented U.S. Bureau of Land Management mining claims located in Storey County, Nevada. The purchase price for the property will consist of 1,000,000 restricted shares of common stock of the Company.

If the Company completes the purchase of the property, it will also grant and pay to the Vendor a net smelter return royalty of 5% upon the commencement of production from the property, and shall also pay the Vendor an amount equal to 25% of the gross sale proceeds from any sale of the property by the Company.

Item 9.01	Financial Statements and Exhibits

10.1	Purchase and Sale Agreement dated February 28, 2017 with Comstock Resources Development LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TORO SILVER CORP.

/s/Patrick Fagen
Patrick Fagen
President, Chief Executive Officer, Secretary, Treasurer, Vice President, Chief Financial Officer, and Director March 6, 2017